Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Heartland Payment Systems, Inc. on Form S-1 of our report dated August 6, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Princeton, New Jersey
August 6, 2004